UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 7, 2015

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700
New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 7, 2015, SIGA Technologies, Inc., a Delaware corporation (“SIGA”), issued a press release announcing that the Delaware Court of Chancery, acting on remand from the Delaware Supreme Court, issued a letter opinion in the litigation begun by PharmAthene, Inc. in 2006.

The Court has directed PharmAthene to submit a revised form of judgment awarding PharmAthene a lump sum of $113,116,985 plus prejudgment interest, costs and fees.  SIGA estimates that, including pre-judgment interest through the date of SIGA’s chapter 11 filing, the final judgment will be approximately $190,000,000.

This opinion implements the Court’s August 8, 2014 decision on remand to reverse its own earlier findings that expectation damages are speculative, conditional and conjectural and, instead, to allow lump sum expectation damages based on hypothetical U.S. Government purchases of SIGA’s smallpox drug in 2010 to 2015 that were supposedly anticipated in 2006.

Either party may appeal the portions of the trial court rulings that were unfavorable to that party within 30 days of entry of judgment by the court.  SIGA currently intends to appeal the judgment, but no assurance can be given that any such appeal will be successful.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 7, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
Name: Daniel J. Luckshire
Title: Chief Financial Officer

Date: January 8, 2015